Exhibit 32

CERTIFICATION

I, Mark J. Emkjer, President and Chief Executive Officer of Accelrys, Inc. (the “Company”) and I, John J. Hanlon, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Mark J. Emkjer
Mark J. Emkjer
President and Chief Executive Officer

/s/John J. Hanlon
John J. Hanlon
Executive Vice President
and Chief Financial Officer

November 9, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.